CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated April 21, 2011 relating to the financial statements and financial highlights which appear in the February 28, 2011 Annual Reports to Shareholders of Invesco Dynamics Fund, Invesco Global Real Estate Fund, Invesco High Yield Fund, Invesco Limited Maturity Treasury Fund, Invesco Money Market Fund, Invesco Municipal Bond Fund, Invesco Real Estate Fund, Invesco Short Term Bond Fund, Invesco U.S. Government Fund and Invesco Van Kampen Corporate Bond Fund and our report dated May 11, 2011 relating to the financial statements and financial highlights which appear in the February 28, 2011 Annual Report to Shareholders of Invesco High Yield Securities Fund, eleven of the funds constituting AIM Investment Securities Funds (Invesco Investment Securities Fund), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights,” “Persons to Whom Invesco Provides Non-Public Portfolio Holdings on an Ongoing Basis” and “Other Service Providers” in such Registration Statement.
PricewaterhouseCoopers LLP
Houston, Texas
June 21, 2011